Exhibit 10.23

PURCHASE AND SALE AGREEMENT

     This PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into as of February 1, 2005, by and among Hines US Core LLC (“Hines US Core”), a Delaware limited liability company, Hines REIT Properties, L.P. (“Hines REIT OP”), a Delaware limited partnership, and Hines U.S. Core Office Capital LLC (the “Managing General Partner”), a Delaware limited liability company and the managing general partner of Hines-Sumisei U.S. Core Office Fund, L.P. (the “Partnership”), a Delaware limited partnership.

SUMMARY

     This Agreement provides for the sale by Hines US Core to Hines REIT OP of 21,629.482 Partnership Units (as defined in the Fifth Amended and Restated Agreement of Limited Partnership, dated November 23, 2004, of the Partnership (the “Partnership Agreement”)) for $21,629,482.00 in cash to be paid over time as provided herein. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Partnership Agreement.

     In consideration of the mutual covenants, representations, and warranties made herein, and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties hereto agree as follows:

     SECTION 1. Conveyance of Partnership Units. Hines US Core hereby conveys to Hines REIT OP all right, title, and interest in and to 21,629.482 Partnership Units (the “Transferred Units”) held by Hines US Core, free and clear of all liens and encumbrances other than those created by the Partnership Agreement and this Agreement.

     SECTION 2. Payment for Transferred Units.

     (a) Concurrently with the execution and delivery of this Agreement, Hines REIT OP shall pay $2,492,000.00 to Hines US Core by wire transfer of immediately available funds to an account previously designated by Hines US Core. Hines REIT OP shall pay to Hines US Core an additional $19,137,482.00 (the “Deferred Purchase Price”) in cash as soon as it has funds available to make such payment; provided that Hines REIT OP shall pay the full amount of the Deferred Purchase Price no later than August 1, 2005. Hines REIT OP may pay the Deferred Purchase Price in any number of installments of any size it chooses of $1,000 or more.

     (b) If the Partnership makes any distribution in respect of the Transferred Units with respect to any period beginning on a date prior to the date of this Agreement (the “Effective Date”) and ending after the Effective Date, then Hines REIT OP shall pay to Hines US Core a portion of any such distribution in an amount equal to the total amount of such distribution multiplied by a fraction whose numerator is the number of days in the period beginning on the first day of the period covered by such distribution and ending on the Effective Date and whose denominator is the total number of days in the period covered by such distribution. Any payment made pursuant to this Section 2(b) shall not be counted toward the payment of the Deferred Purchase Price.

     (c) Within 15 days after the Partnership makes a distribution in respect of the Transferred Units with respect to any period beginning on or after the Effective Date during which any portion of the Deferred Purchase Price remained unpaid, Hines REIT OP shall pay Hines US Core interest on the portion of the Deferred Purchase Price that remained unpaid during such period in an amount equal to the Distribution Equivalent Amount for such period. For these purposes, the Distribution Equivalent Amount for a period shall equal that portion of any distribution made by the Partnership in respect of the period that would have been made to Hines US Core, if (A) 19,137.482 of the Transferred Units had not been conveyed on the Effective Date but were instead conveyed as payments were made in respect of the Deferred Purchase Price, with each payment resulting in the conveyance of a number of the Transferred Units determined by dividing the amount paid by $1,000 per Transferred Unit, and (B) allocating a distribution made in respect of any period ratably to each day in the period and assuming the Partnership made a distribution on each day during such period in the amount so allocated. Any payments made pursuant to this Section 2(c) shall not be counted toward the payment of the Deferred Purchase Price.

     (d) It is the intent of the parties that interest be paid by Hines REIT OP to Hines Limited Partner at a rate of no less than 2.92% per annum on the amount of the Deferred Purchase Price that remains unpaid from time to time during the period beginning on the Effective Date and ending on the date the Deferred Purchase Price is paid in full. Accordingly, and notwithstanding anything herein to the contrary, if the total amount of all payments made by Hines REIT OP pursuant to Section 2(c) results in a lower rate of interest, then Hines REIT OP shall pay to Hines Limited Partner the full amount of such deficiency at the time the final payment due under Section 2(c) is made.

     (e) As long as any portion of the Deferred Purchase Price remains unpaid, Hines REIT OP shall not dispose of any of the Transferred Units, unless, concurrently with such disposition, the unpaid portion of the Deferred Purchase Price is paid in full. The Managing General Partner shall not consent to or acknowledge or record on the books of the Partnership any disposition of any of the Transferred Units that violates this Section 2(e).

     SECTION 3. Acknowledgment. The Managing General Partner acknowledges and consents to the conveyance of the Transferred Units to Hines REIT OP and shall record the same in the books and records of the Partnership. Hines REIT OP shall be the owner of all 21,629.482 of the Transferred Units notwithstanding the deferral of the Deferred Purchase Price as provided above.

     SECTION 4. Representations and Warranties of Hines REIT OP. Hines REIT OP represents and warrants to Hines US Core and the Managing General Partner as follows:

     (a) Hines REIT OP has been duly formed and is validly existing in good standing under the jurisdiction of its formation. Hines REIT OP has full capacity, power, and authority to execute, deliver, and perform its obligations under this Agreement and to acquire and pay for the Transferred Units. Hines REIT OP’s purchase of the Transferred Units and its execution, delivery, and performance of this Agreement have been authorized by all necessary action on Hines REIT OP’s behalf, and this Agreement is Hines REIT OP’s legal, valid, and binding obligation, enforceable against Hines REIT OP in accordance with its terms.

     (b) Hines REIT OP understands that it must bear the economic risk of an investment in the Transferred Units for an indefinite period of time because, among other reasons, the offer and sale of Partnership Units have not been registered under the Securities Act or any state securities law and, therefore, Partnership Units cannot be sold unless they are subsequently registered under the Securities Act or any state securities law or an exemption from such registration is available, and that applicable state securities laws may further restrict transfers. Hines REIT OP also understands that there are substantial restrictions on the transferability of the Transferred Units, and that the Transferred Units may not be sold, exchanged, assigned, or transferred unless all of the applicable conditions set forth in Article X of the Partnership Agreement are satisfied or waived.

     SECTION 5. Representations and Warranties of Hines US Core. Hines US Core hereby represents and warrants to Hines REIT OP and the Managing General Partner as follows:

     (a) Hines US Core has been duly formed and is validly existing in good standing under the jurisdiction of its formation. Hines US Core has full capacity, power, and authority to execute, deliver, and perform its obligations under this Agreement and to convey the Transferred Units. Hines US Core’s conveyance of the Transferred Units to the Hines RET OP and its execution, delivery, and performance of this Agreement have been authorized by all necessary action on Hines US Core’s behalf, and this Agreement is Hines US Core’s legal, valid, and binding obligation, enforceable against Hines US Core in accordance with its terms.

     (b) Immediately prior to the execution and delivery of this Agreement, Hines US Core holds good and valid title to the Transferred Units, free and clear of any security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, demands, or other encumbrances of any kind, except as provided in the Partnership Agreement and such purchase rights as have previously been granted to Hines REIT OP.

     SECTION 6. Miscellaneous.

     (a) Remedies. If Hines REIT OP fails to pay the Deferred Purchase Price in full by August 1, 2005, then Hines US Core shall be entitled to recover, in addition to the portion of the Deferred Purchase Price not paid, costs of collection, including reasonable attorneys fees.

     (b) Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

     (c) Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     (d) Further Assurances. The parties agree to take such further action and execute and deliver such further documents as may be necessary to more fully give effect to the intentions of this Agreement.

     (e) Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (f) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

     (g) Governing Law. All questions concerning the construction, validity, and interpretation of this Agreement will be governed by and construed in accordance with the laws of the State of New York.

     (h) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of all the parties hereto.

[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Purchase and Sale Agreement to be effective as of the date first written above.

HINES US CORE LLC

By:	Hines Real Estate Holdings Limited Partnership

	By:	JCH Investments, Inc.

		By:	/s/ Jeffrey C. Hines

Name: Jeffrey C. Hines
Title: President

HINES REIT PROPERTIES, L.P.

By:	Hines Real Estate Investment Trust, Inc.

	By:	/s/ Charles N. Hazen

		Name:	Charles N. Hazen
		Title:	President

HINES US CORE OFFICE CAPITAL LLC

By:	Hines Interests Limited Partnership

	By:	Hines Holdings, Inc.

		By:	/s/ Charles N. Hazen

Name: Charles N. Hazen
Title: Senior Vice President

Signature Page to Purchase and Sale Agreement